
CS FIRST BOSTON                                                            Exhibit 20                  Page 1
                                       AUTOFINANCE GROUP, INC.

                    MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                              January 1, 1997 through January 31, 1997

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                                    $60,008,945.49
(B) Class A Certificate Ownership Interest of the Trust                                                  89.00%
(C) Original Class A Certificate Balance                                                        $53,407,961.49
(D) Class A Certificate Rate                                                                              6.45%
(E) Class B Certificate Ownership Interest of the Trust                                                   5.00%
(F) Original Class B Certificate Balance                                                         $3,000,447.27
(G) Class B Certificate Rate                                                                              6.95%
(H) Original Class C Certificate Balance                                                         $3,600,536.73
(I) Class C Certificate Rate                                                                              0.00%
(J) Servicing Fee Rate                                                                                    3.50%
(K) Original Weighted Average Coupon (WAC)                                                               19.99%
(L) Original Weighted Average Remaining Term (WAM)                                                       53.23 months
(M) Number of Contracts                                                                                  4,951
(N) Spread Account ("SA")
    (i)   Specified SA Balance Percent                                                                   5.00%
    (ii)  Specified SA Balance                                                                   $3,000,447.27
    (iii) Floor Amount                                                                            1,200,178.91

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                    Total Trust
                                                                                                    -----------
(A) Total Portfolio Outstanding                                                                 $50,747,902.73
(B) Total Portfolio Pool Factor                                                                      0.8456723
(C) Class A Certificate Balance                                                                 $45,165,633.43
(D) Class A Principal Factor                                                                         0.8456723
(E) Class B Certificate Balance                                                                  $2,537,395.15
(F) Class B Principal Factor                                                                         0.8456723
(G) Class C Certificate Balance                                                                  $3,044,874.16
(H) Spread Account Balance                                                                        1,335,358.29
(I) Payahead Account Balance                                                                        139,263.73
(J) Cumulative Accrued Servicing Fee Balance                                                        829,331.46
(K) Cumulative Net Losses for All Prior Periods                                                   2,090,365.70
(L) Weighted Average Coupon of Remaining Portfolio (WAC)                                                 19.95%
(M) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                         48.66 months
(N) Number of Contracts                                                                                  4,361

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                           $ 1,152,548.80
    (ii)  Interest Payments Received                                                                846,803.68
    (iii) Repurchased Loan Principal                                                                      0.00
    (iv)  Repurchased Loan Interest                                                                       0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                           33,404.98
(C) Amount Applied From Payahead Account                                                                  0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                 19.94%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                     47.64 months
(F) Remaining Number of Contracts                                                                        4,232
(G) Delinquent Contracts






                                                          Contracts                    Amount
                                                          -----------   -------------------------------------
    (i)   30-59 Days Delinquent                               48        1.13%       $567,496.18       1.17%
    (ii)  60-89 Days Delinquent                                0        0.00%              0.00       0.00%
    (iii) 90 Days or More Delinquent                           0        0.00%              0.00       0.00%

D. INPUTS DERIVED FROM OTHER SOURCES

(A) N/A
(B) N/A
(C) N/A
(D) Aggregate Net Losses for Collection Period                                                        $599,183.11
(E) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                         $1,122,213.12
    (ii)  Net Liquidation Proceeds Received During the Collection Period                               454,369.17
    (iii) Recoveries on Previously Liquidated Contracts                                                 68,660.64
(F) Number of Vehicles that have been Repossessed but not yet Charged-off                                      88

I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated August 1, 1996, and is correct, to the best of my knowledge.

/s/ Thomas R. Blend                                                   Controller                          02/10/97
--------------------------------------------------------------------------------       ---------------------------
Signature                                                             Title            Date


CS FIRST BOSTON                                            Exhibit 20 Page 2


                             AUTOFINANCE GROUP, INC.

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1996-C

                    January 1, 1997 through January 31, 1997

I. COLLECTIONS

(A) Principal Payments Received (C(A)i)                                                                     $1,152,548.80
(B) Interest Payments Received (C(A)ii)                                                                        846,803.68
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                                   523,030.01
(D) Principal on Repurchased Contracts (C(A)iii)                                                                     0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                       0.00
                                                                                                           --------------

(F) Total Collections (A+B+C+D+E)                                                                           $2,522,382.49
                                                                                                           --------------

(H) Total Available Amount (F+G)                                                                            $2,522,382.49
                                                                                                           --------------
II. DISTRIBUTIONS

(A) Principal Payments Received (C(A)i)                                                                    $ 1,152,548.80
(B) Principal on Repurchased Contracts (C(A)iii)                                                                     0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                                1,122,213.12
                                                                                                           --------------
(D) Total Principal Reduction (A+B+C)                                                                       $2,274,761.92

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                                                        $242,765.28
    (ii)  Monthly Principal to Class A (II(D)*A(B))                                                          2,024,538.11

                                                                                                           --------------
    (iii) Total Distributable Amount (i+ii)                                                                 $2,267,303.39

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(G)*B(E))                                                         $14.695.75
    (ii)  Monthly Principal to Class B (II(D)*A(E))                                                            113,738.11


    (iii)  Total Distributable Amount (i+ii+iii)                                                              $128,433.86

(G) Class C Distributable Amount
    (i)   Class C Monthly Interest Payment (A(I)*B(G))                                                              $0.00
    (ii)  Monthly Principal to Class C (II(D)-(E)ii-(F)ii)                                                     136,485.70
    (iii) Excess Collections (I(H)-(II(E)iii+(F)iii+(H)+I(v)))                                                (157,855.18)
                                                                                                           --------------
   (iv)  Total Distributable Amount (i+ii+iii)                                                                ($21,369.48)

(H) Servicing Fee Distributable Amount (A(J)*B(A)                                                             $148,014.72

(I) Required Distributions
    (i)   Servicing Fee Subordinated                                                                                 0.00
    (ii)  Class A Amount (II(E)iii)                                                                          2,267,303.39
    (iii) Class B Amount (II(F)iii)                                                                            128,433.86
    (iv)  Deposit to Spread Account (If Positive (IV(G)-(A)))                                                  126,645.24
    (v)   Amount Applied to Accrued Servicing Fee                                                                    0.00
    (vi)  Class C Amount (VI(A))                                                                                     0.00
    (vii) Excess Collections (VI(B))                                                                                 0.00
                                                                                                           --------------
    (viii)   Total Amount Distributed (i+ii+iii+iv+v+vi))                                                   $2,522,382.49

(J) Amount of Draw from SA (IV(B)+IV(C))                                                                            $0.00


III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(J))                                                                           $139,263.73
(B) Amounts Applied to Payahead Account (C(B))                                                                  33,404.98
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                   0.00
(D) Ending Period Balance                                                                                     $172,668.71

IV. POOL BALANCES AND PORTFOLIO INFORMATION

                                                                           Begin. of Period               End of Period

(A) Balances and Principal Factors                                         ----------------              ----------------
    (i)    Total Pool Balance                                                $50,747,902.73                $48,473,140.81
    (ii)   Total Pool Factor                                                      0.8456723                     0.8077652
    (iii)  Receivables Balance                                                50,747,902.73                 48,473,140.81

    (v)    Class A Certificate Balance                                       $45,165,633.43                $43,141,095.32
    (vi)   Class A Principal Factor                                               0.8456723                     0.8077652
    (vii)  Class B Certificate Balance                                        $2,537,395.15                 $2,423,657.04
    (viii) Class B Principal Factor                                               0.8456723                     0.8077652
    (ix)   Class C Certificate Balance                                        $3,044,874.16                 $2,908,388.46

(B) Portfolio Information

    (i)   Weighted Average Coupon (WAC)                                               19.95%                        19.94%
    (ii)  Weighted Average Remaining Maturity (WAM)                                   48.66 months                  47.64 months
    (iii) Remaining Number of Contracts                                               4,361                         4,232


                                                                       Exhibit 20              Page 3
                                                   AUTOFINANCE GROUP, INC.

                                  MONTHLY SERVICING REPORT-- AFG Receivables Trust, 1996-C

                                         January 1, 1997 through January 31, 1997


V.  RECONCILIATON OF SPREAD ACCOUNT ("SA")
(A) Beginning SA Balance (B(H))                                                                          $1,335,358.29

(B) Draw for Class A Distributable Amount and Servicing Fee                                                       0.00
        (If Positive ((II(E)iii+(H)i)-I(H)))
(C) Draw for Class B Distributable Amount                                                                         0.00
        (If Positive ((II(E)iii+(H)i+II(F)iii)-I(H)-IV(B)))
(D) Amount Available for Deposit to the SA                                                                  126,645.24
        (If Positive (I(H)-II(E)iii-(G)i-II(F)iii))                                                -------------------
(E) SA Balance Prior to Release (IV(A-B-C+D))                                                            $1,462,003.53

(F) Spread Account Required Amount (Was Trigger or Floor Hit?)                                           $3,635,485.56

(G) Ending Spread Account Balance (Min(E,F))                                                             $1,462,003.53

(H) Release from SSA, amount applied to Accrued Servicing Fees                                                    0.00

VI. BREAKDOWN OF RELEASE TO CLASS C CERTIFICATEHOLDER

(A) Class C Amount                                                                                               $0.00
(B) Release from SSA                                                                                              0.00

                                                                                                   -------------------

(C)  Total Distribution to Class C Certificateholder                                                             $0.00

VII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                            $599,183.11
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                      $1,122,213.12
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                           454,369.17
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            68,660.84
(C) Cumulative Net Losses for all Periods (VII(A)+B(K))                                                   2,689,548.81

(D) Delinquent and Repossessed Contracts

                                                                                              Contracts           Amount

                                                                                    ----------------------------------------------
    (i)   30-59 Days Delinquent (C(G)i)                                              48       1.33%       $567,496.18    1.17%
    (ii)  60-89 Days Delinquent (C(G)ii)                                              0       0.00%              0.00    0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                        0       0.00%              0.00    0.00%

    (iv) Vehicles that have been Repossessed but not yet Charged-off (D(E))          88       2.08%        965,037.61    1.99%

VIII. TESTS FOR INCREASE IN SPREAD ACCOUNT BALANCE

(A) Ratio of Net Losses to the Pool Balance as of each Collection Period.
    (i)   Second Preceding Collection Period                                                            16.24%
    (ii)  Preceding Collection Period                                                                   12.24%
    (iii) Current Collection Period                                                                     14.17%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           14.22%

(B)    Ratio of the Balance of Contracts Delinquent 60 Days or More and the
       Balance of Contracts Repossessed and not yet Charged-off to the Outstanding Pool Balance as of each Collection Period.

    (i)   Second Preceding Collection Period                                                            2.19%
    (ii)  Preceding Collection Period                                                                   2.05%
    (iii) Current Collection Period                                                                     1.99%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                           2.07%

(C) Loss and Delinquency Trigger Indicator                                                     Trigger Was Hit!!

(D) Unpaid Servicing Fee                                                                            $148,014.72

(E) Ending Cumulative Accrued Servicing Fee Balance                                                 $977,346.18


                                                                                           Exhibit 20                  Page 4
                                                    AFG 1996-C Grantor Trust
                                                6.45% Asset Backed Certificates
                                             Statement to Class A Certificateholders
                                     (Pursuant to Section 14.10 of the Pooling and Servicing
                                             Agreement dated as of August 1, 1996)


Distribution Date:                          February 18, 1997

Collection Period:                          January 1, 1997 through January 31, 1997

Period (Month)                                           6

Distribution Allocable to Principal (per $1,000 of beginning principal balance)                   $            44.82

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                    $             5.38

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                               $    48,473,140.81

Total Available Amount                                                                            $     2,522,382.49

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                   $             0.00

Class A Certificateholder's Class A Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                 $             0.00

Unpaid Servicing Fee                                                                              $       148,014.72

Ending Cumulative Accrued Servicing Fee Balance                                                   $       977,346.18

Class A Certificateholder's Class A Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                          $             2.92

Class A Principal Carryover Shortfall                                                             $             0.00

Change in Class A Principal Carryover Shortfall from the preceding Distribution Date              $             0.00

Class A Interest Carryover Shortfall                                                              $             0.00

Change in Class A Interest Carryover Shortfall from the preceding Distribution Date               $             0.00

Class A Certificate Factor as of the Distribution Date                                                     0.8077652

Class A Certificate Balance as of the Distribution Date                                           $    43,141,095.32

Class B Certificate Factor as of the Distribution Date                                                     0.8077652

Class B Certificate Balance as of the Distribution Date                                           $     2,423,657.04

Class C Certificate Balance as of the Distribution Date                                           $     2,908,388.46

The amount otherwise distributable to the Class B
  Certificateholders or the Class C
  Certificateholders that is distributed to Class
  A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                     $             0.00

Balance of the Spread Account on the Distribution Date                                            $     1,462,003.53

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                            $       126,645.24

Balance of the Payahead Account                                                                   $       172,668.71

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                            $        33,404.98

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                 136

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                 $     1,532,533.79






                                                                                         Exhibit 20                    Page 5
                                                    AFG 1996-C Grantor Trust
                                                 6.95% Asset Backed Certificates
                                             Statement to Class B Certificateholders
                                     (Pursuant to Section 14.10 of the Pooling and Servicing
                                             Agreement dated as of August 1, 1996)


Distribution Date:                          February 18, 1997

Collection Period:                          January 1, 1997 through January 31, 1997



Distribution Allocable to Principal (per $1,000 of beginning principal balance)                       $           44.82

Distribution Allocable to Interest (per $1,000 of beginning principal balance)                        $            5.79

Pool Balance as of the close of business on the last day of the preceding
  collection period                                                                                   $   48,473,140.81

Total Available Amount                                                                                $    2,522,382.49

Servicing Fees paid to the Servicer (per $1,000 of beginning principal balance)                       $            0.00

Class B Certificateholder's Class B Percentage of the Servicing Fee paid (per $1,000
  of beginning principal balance)                                                                     $            0.00

Unpaid Servicing Fee                                                                                  $      148,014.72

Ending Cumulative Accrued Servicing Fee Balance                                                       $      977,346.18

Class B Certificateholder's Class B Percentage of the Unpaid Servicing Fee (per
  $1,000 of beginning principal balance)                                                              $            2.92

Class B Principal Carryover Shortfall                                                                 $            0.00

Change in Class B Principal Carryover Shortfall from the preceding Distribution Date                  $            0.00

Class B Interest Carryover Shortfall                                                                  $            0.00

Change in Class B Interest Carryover Shortfall from the preceding Distribution Date                   $            0.00

Class A Certificate Factor as of the Distribution Date                                                        0.8077652

Class A Certificate Balance as of the Distribution Date                                               $   43,141,095.32

Class B Certificate Factor as of the Distribution Date                                                        0.8077652

Class B Certificate Balance as of the Distribution Date                                               $    2,423,657.04

Class C Certificate Balance as of the Distribution Date                                               $    2,908,388,.46

The amount otherwise distributable to the Class B
  Certificateholders  or the Class C Certificateholders that is distributed to Class A Certificateholders or the Class B
  Certificateholders on the Distribution Date                                                         $            0.00

Balance of the Spread Account on the Distribution Date                                                $    1,462,003.53

Change in the balance of the Spread Account from the preceding Distribution
  Date                                                                                                $      126,645.24

Balance of the Payahead Account                                                                       $      172,668.71

Change in the balance of the Payahead Account from the preceding Distribution
  Date                                                                                                $       33,404.98

The Number of contracts past due 30-59, 60-89, and over 90 days and contracts in repossession                    136

The Aggregate Principal Outstanding of contracts past due 30-59, 60-89 and over 90 days or
  in repossession                                                                                     $    1,532,533.79